SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934


Filed by the Registrant                                        [X]
Filed by a Party other than the Registrant                     [ ]
Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to (section)240-14a-11(c) or
          (section)240-14a-12

                           Franklin Select Realty Trust
                (Name of Registrant as Specified In its Charter)

                            Franklin Select Realty Trust
                   (Name of Person(s) Filing Proxy Statement)


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[ ] $500  per each  party  to the  controversy pursuant to Exchange  Act
    Rule  14a-6(i)(3)
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

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1 Set forth the amount on which the filing  fee is  calculated  and state how
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[ ] Fee paid previously with preliminary material.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
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                         FRANKLIN SELECT REALTY TRUST
                        777 Mariners Island Boulevard

                             San Mateo, CA 94404

                                (415) 312-3000

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD JUNE 5, 1997



Dear Shareholder:



Notice is hereby given that the Annual Meeting of Shareholders of Franklin Select Realty Trust will be held on June 5, 1997, at 9:00 a.m., Pacific daylight time, at the Company's principal executive offices located at 777 Mariners Island Boulevard, San Mateo, California for the following purposes:


          1. To elect a Board of Directors of the Company.

          2. To ratify or reject the selection of Coopers & Lybrand L.L.P., independent public accountants, as the auditors for the Company for the fiscal year ending December 31, 1997.

          3. To transact such other business as may properly come before the meeting or any adjournments thereof.

Pursuant to the Company's Bylaws, the Board of Directors has fixed the close of business on April 10, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. Only shareholders of record at that time will be entitled to vote at the meeting or any adjournment thereof.

You are cordially invited to attend the meeting in person. Even if you plan to attend the Annual Meeting, please complete, date, sign, and return the enclosed proxy promptly in the enclosed self-addressed, stamped envelope. If you attend and wish to withdraw your proxy, you may vote personally.



Dated: April 17, 1997                   By Order of the Board of Directors

                                        Richard S. Barone
                                        Secretary






                    PLEASE RETURN YOUR PROXY CARD PROMPTLY

           YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN

Shareholders are cordially invited to attend the annual meeting in person. If you do not expect to attend the meeting, please indicate your voting instructions on the enclosed proxy card, date and sign it, and return it in the envelope provided, which is addressed for your convenience and needs no postage if mailed in the United States. In order to avoid the additional expense to the Company of further solicitation, we ask your cooperation in mailing your proxy promptly.


                         FRANKLIN SELECT REALTY TRUST

                               PROXY STATEMENT


                 Annual Meeting of Shareholders June 5, 1997


                SOLICITATION, REVOCATION AND VOTING OF PROXIES


This proxy statement and the enclosed proxy are furnished in connection with the annual meeting of shareholders (the "Meeting") of Franklin Select Realty Trust (the "Company") to be held on June 5, 1997, at 9 a.m., Pacific daylight time, at the Company's principal executive offices located at 777 Mariners Island Boulevard, San Mateo, California. Shareholders of record at the close of business on April 10, 1997, are entitled to notice of and to vote at the Meeting. On that date, there were 12,250,384 shares of Common Stock, Series A outstanding, and 745,584 shares of Common Stock, Series B outstanding (collectively the "Common Stock"). Each share of Common Stock is entitled to one vote, and a majority of the shares entitled to vote will constitute a quorum.

The enclosed proxy is being solicited by the Company's Board of Directors (the "Directors"). You may revoke your proxy at any time before it is exercised by delivering a written notice to the Company expressly revoking your proxy, by signing and forwarding to the Company a later-dated proxy, or by attending the Meeting and casting your votes in person.

The cost of soliciting proxies will be borne by the Company. The Company has retained Chase Mellon Shareholder Services, L.L.C., its transfer agent, and may also retain a professional proxy solicitation firm to assist shareholders and the Company in the voting process in connection with the Meeting. The Company may request brokerage houses and other institutions to forward the solicitation material to persons for whom they hold shares of Common Stock and to obtain authorization for the execution of proxies. The Company will reimburse brokerage houses and other institutions for their reasonable expenses in forwarding the Company's proxy material.

This proxy statement and the enclosed proxy are scheduled to be mailed to shareholders commencing on or about April 17, 1997.

The proxy holders will vote all proxies received. It is the present intention that, absent contrary instructions, the enclosed proxy will be voted: for the election as Directors of the nominees named hereinafter, but the proxy holders reserve full discretion to cast votes for other persons in the event any such nominees are unable to serve; for the ratification of the selection of Coopers & Lybrand L.L.P. as auditors for the Company for the fiscal year ending December 31, 1997; and, in the discretion of the proxy holders, upon such other matters not now known or determined which may properly come before the Meeting.


                      PROPOSAL 1: ELECTION OF DIRECTORS

The enclosed proxy will be voted, unless authority is withheld, for the election of the nominees named herein as Directors of the Company, to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified. All of the nominees have consented to serve as Directors. However, if any nominee is not available for election at the time of the Meeting, the proxy holders may vote for any substitute person nominated by the Board of Directors, in their discretion. The presence of a majority of the shares entitled to vote, in person or by proxy, at the Meeting constitutes a quorum. A quorum is required to elect Directors and to conduct business at the Meeting. In the election of Directors, the proxy holders intend to distribute, in such proportions as they see fit, the votes represented by each proxy among the seven nominees named herein or any such substitute person nominated by the Board, and authority to do so is included in the proxy.

Under the corporation law of the State of California, a shareholder is entitled to cumulate his votes in the election of Directors. This means that a shareholder may give to any one nominee a number of votes equal to the number of Directors to be elected, multiplied by the number of votes to which his shares are entitled; or, a shareholder may distribute such votes, based upon the same principle, among as many candidates as he chooses. If a majority of the shares of Common Stock entitled to vote are represented in person or by proxy at the Meeting, the seven nominees who receive the highest number of votes will be the Directors for the next year and until their successors are elected and qualified. A shareholder may use his proxy for cumulative voting by noting the number of shares to be voted for each nominee. Unless otherwise noted on the proxy card, shares of persons submitting a proxy will be voted equally for each nominee (subject to the proxy holders' right to cumulate votes represented by each proxy as referenced above).

The Board of Directors recommends a vote FOR the nominees named below or their substitutes as set forth herein.

Name, Age and Five-Year Business ExperienceDirector Since
------------------------------------------------------------------------------

David P. Goss (49)                                                      1989

Mr. Goss is the Chief Executive Officer, President and Director of the Company. He is also Chief Executive Officer, President and Director of Property Resources, Inc., Property Resources Equity Trust (1987 to date), the Advisor and Franklin Real Estate Management, Inc. (1991 to date). Mr. Goss has a B.A. degree from the University of California, Berkeley, and a J.D. degree from the New York University School of Law. Mr. Goss was also the Chief Executive Officer, President and Director of Franklin Real Estate Income Fund (1988 to May, 1996) and Franklin Advantage Real Estate Income Fund (1990 to May, 1996).

Barry C. L. Fernald (50)                                                1996

Mr. Fernald is an Independent Director of the Company. He was co-founder of, and until 1994 a Senior Vice President of Devcon Construction, Inc. During his association with Devcon, Devcon developed and constructed more than 10 million square feet of industrial and commercial buildings in the Silicon Valley and throughout Northern California. Since retiring from the day-to-day operations of Devcon in 1994, Mr. Fernald continues to manage his real estate holdings, as well as consult and participate in new real estate ventures. Mr. Fernald holds a bachelor of architecture degree from the University of California at Berkeley and is a licensed architect in the State of California. He is a founder of the Children's Discovery Museum of San Jose and of the Silicon Valley Bank. Mr. Fernald also serves on the board of directors of the San Jose Jet Center and the I Think I Can Foundation, is a member of the American Institute of Architects and is a former director of the Santa Clara Valley Chapter of The American Institute of Architects.

Lloyd D. Hanford, Jr. (68)                                              1989

Mr. Hanford is an Independent Director of the Company. In 1988 he was co-founder of, and until July 1992, principal of the Hanford/Healy Companies, a San Francisco real estate appraisal, asset management and consulting firm, practicing on a national basis. Mr. Hanford is presently an independent real estate appraiser and consultant. Mr. Hanford graduated from the University of California, Berkeley and holds the professional designations MAI, CRE and CPM awarded respectively by the Appraisal Institute, the American Society of Real Estate Counselors and IREM. Mr. Hanford was also a Director of Franklin Advantage Real Estate Income Fund (1990 to May, 1996).

Egon H. Kraus (67)                                                      1989

Mr. Kraus is an Independent Director of the Company. He was formerly Vice President and director of McNeil Investors Inc. (1991
- 1995). He is a Certified Public Accountant, primarily involved in real estate transactions. He has a B.S. and an M.B.A. from the University of California, Berkeley, where he was elected to Phi Beta Kappa. Mr. Kraus is a member of the American Institute of Certified Public Accountants, and a former member of the Financial Executives Institute and the Tax Executives Institute. He was also a Director of Franklin Real Estate Income Fund (1988 to May, 1996) and Franklin Advantage Real Estate Income Fund (1990 to May 1996).


Name, Age and Five-Year Business Experience                   Director Since

Frank W. T. LaHaye (67)                                                 1996

Mr. LaHaye is an Independent Director of the Company. He is General Partner, Peregrine Associates and Miller & LaHaye, which are
General Partners of Peregrine Ventures and Peregrine Ventures II (venture capital firms); Chairman of the Board and Director,
Quarterdeck Corporation; Director, Fischer Imaging Corporation; Digital Transmission Systems, Inc.; and Director or trustee, as the case may be, of 27 of the investment companies in the Franklin Templeton Group of Funds. He was also a Director of Franklin Real Estate Income Fund (1995 to May, 1996). Mr. LaHaye received a B.S. degree in Metallurgical Engineering from Stanford University in 1954.

Larry D. Russel (50)                                                    1996

Mr. Russel is an Independent Director of the Company. Mr. Russel was a founding partner and former Chairman and President of Devcon
Construction, Inc. until his retirement in 1989. During his association with Devcon, Devcon developed and constructed more than 10 million square feet of industrial and commercial buildings in the Silicon Valley and throughout Northern California. Mr. Russel served on the board of directors for Citation Insurance Company, a publicly held insurance company, from 1984 to 1996. He is chairman of the Board of Directors of the San Jose Jet Center and is also a general partner in a private real estate management company.

E. Samuel Wheeler (53)                                                  1989

Mr. Wheeler is an Independent Director of the Company. He is a Certified Public Accountant and owns and manages an accounting and tax practice (1990 to date). He is a current member of the National Association of Real Estate Investment Trusts (NAREIT) Adjunct Government Relations, Insurance Planning and Accounting Committees. He received his B.S. in Accounting and Finance from San Jose State University in 1966, and is a member of the American Institute of
Certified Public Accountants and the California Society of Certified Public Accountants. Mr. Wheeler was also a Director of Franklin Advantage Real Estate Income Fund (1990 to May, 1996).

The following table sets forth the beneficial ownership of the Company's Common Stock by the Directors and by all Directors and officers as a group, as of April 10, 1997. At such date, all Directors and officers as a group owned less than 1% of the outstanding Common Stock of the Company.

                                                                  Amount and
                                                               Nature of Shares
Name                                    Title of Class        Beneficially Owned
David P. Goss, Chief Executive Officer,   Common Stock, Series A     7,191
 President and Director
Barry C. L. Fernald, Independent Director Common Stock, Series A     4,500
Limited Partnership Units
of FSRT, L.P.*                                                     406,250
Lloyd D. Hanford, Jr.,
 Independent Director                     Common Stock, Series A     1,000
Egon H. Kraus, Independent Director       Common Stock, Series A    12,430
Frank W.T. LaHaye, Independent Director   Common Stock Series A      1,000
Larry D. Russel, Independent Director     Limited Partnership Units
of FSRT, L.P.*                                                     406,250
E. Samuel Wheeler, Independent Director Common Stock, Series A       2,000
Directors and officers as a group       Common Stock Series A       35,219
Directors and officers as a group       Limited Partnership Units
of FSRT, L.P.*                                                     812,500



*The limited partnership units of FSRT, L.P. are convertible into shares of the Company's Series A common stock on a one-for-one basis commencing October 31, 1997. The limited partnership units are non-voting interests.



To the Company's knowledge, as of April 10, 1997, no person beneficially owned more than 5% of the outstanding Common Stock except as set forth below:




                                                        Amount and
                                                     Nature of Shares
Name and Address                 Title of Class     Beneficially Owned  % of Class1

Franklin Resources, Inc.         Common Stock, Series A  1,685,400        13.0%
777 Mariners Island Boulevard
San Mateo, CA 94404
Franklin Properties, Inc         Common Stock, Series B    745,5841       5.7%
1800 Gateway Drive
San Mateo, CA 94404

1The Company has one class of Common Stock in two series, designated Series A and Series B. The Series A shares and Series B shares vote together as one class with each share being entitled to one vote.

The executive officers of the Company other than those listed above are:

Richard S. Barone (46)

Mr. Barone is Secretary of the Company (1989 to date). He is also secretary of the Advisor, Property Resources, Inc., Property Resources Equity Trust, and Franklin Real Estate Management, Inc. (1991 to date). He is also Senior Vice President - Legal of the Advisor, Property Resources, Inc. (1988 to date), and Franklin Real Estate management, Inc. (1991 to date); and Corporate Counsel of Franklin Resources, Inc. (1988 to date). Mr. Barone received a B.A. degree and a J.D. degree from the University of San Francisco. He is a member of the State Bar of California. Mr. Barone was also the Secretary of Franklin Real Estate Income Fund (1988 to May, 1996) and Franklin Advantage Real Estate Income Fund (1990 to May, 1996).

Mark A. TenBoer (40)

Mr. TenBoer is Vice President - Finance and Chief Financial Officer of the Company and has served as Vice President - Asset Management for the Advisor, Property Resources, Inc., and Franklin Real Estate Management, Inc., since 1991. From 1983 to 1991 he was Director - Portfolio Management and Controller of the Advisor and Property Resources, Inc. He received a B.S. degree in Accounting from the University of Illinois. Mr. TenBoer is a Certified Public Accountant. Mr. TenBoer was also the Vice President - Finance and Chief Financial Officer of Franklin Real Estate Income Fund (1993 to May, 1996) and Franklin Advantage Real Estate Income Fund (1993 to May, 1996).

Committees and Meetings of Directors

The Board of Directors met 11 times during 1996. Two Directors attended eleven meetings, and three Directors attended 10 meetings. Mr. Werner attended seven meetings until he retired from the Board of Directors as of the 1996 Annual Meeting held on September 17, 1996. Mr. LaHaye was appointed to the Board on May 7, 1996, and attended all of the meetings of the Board since the date of his appointment. Mr. Russel and Mr. Fernald were appointed to the Board on October 30, 1996, and attended all of the meetings of the Board since the date of their appointment. The Special Independent Committee met three times during 1996. The members of this committee during 1996 were Messrs. Hanford, Kraus, Wheeler, and Werner. This committee was formed to discuss merger related issues regarding the merger of Franklin Real Estate Income Fund and Franklin Advantage Real Estate Income Fund into Franklin Select Real Estate Income Fund. With the completion of the merger, this committee no longer meets. The Audit Committee, which consists of all of the Independent Directors of the Company, met twice during 1996. The members of this committee during 1996 were Messrs. Hanford, Kraus, Wheeler, LaHaye and Werner. Mr. LaHaye was appointed to the Audit Committee following his appointment as a director. This committee advises and assists the Company's principal financial officer in making periodic overall reviews of the Company's internal controls and financial statements, appoints the Company's independent auditors for the Company's annual audit, and meets periodically with the auditors to discuss their audit.

No direct compensation has been paid by the Company to its Directors and officers, or Directors and Officers of the Advisor in 1996, except that the Independent Directors of the Company received fees of $2,000 per year plus $400 per each regular meeting attended and $300 per each telephonic meeting of the Board attended. For the fiscal year ended December 31, 1996, fees to all Directors for attendance at Board meetings, including those of Franklin Real Estate Income Fund and Franklin Advantage Real Estate Income Fund prior to the merger, totaled approximately $65,000. Each Independent Director also received $2,500 per quarter plus $400 per each meeting of the Special Independent Committee during 1996. For the fiscal year ended December 31, 1996, fees to all Independent Directors for attendance at Special Independent Committee Meetings totaled $49,600. Effective January 1, 1997, fees paid to the Independent Directors of the Company were increased to $6,000 per year plus $500 per each regular meeting attended and $300 per each telephonic meeting of the Board attended. The Company has no annuity, pension or retirement plans or any existing plans or arrangement under which payments have or will in the future be made to any Director or officer. The Company has paid certain fees and will reimburse certain expenses of the Advisor.

Performance Graph

The following graph compares the yearly percentage change in the Company's cumulative total stockholder return with two indices, the Equity REIT Index prepared by the National Association of Real Estate Investment Trusts ("NAREIT"), and the S&P 500 Index. The period covered by the graph commences on January 14, 1994, which is the date when the Company's Series A Common Stock commenced trading on the American Stock Exchange. Prior to that date, there was no established trading market for the shares. The graph assumes $100 was invested in January, 1994, in the Series A Common Stock and the indices, and that all dividends were reinvested throughout the period.

                      Performance Measurement Comparison
                                 Total Return
                         Franklin Select Realty Trust

EDGAR REPRESENTATION OF DATA POINTS USED IN THE PRINTED GRAPHIC



                  SELECT              REIT EQUITY INDEX        S&P INDEX

      1/94        100.00                  100.00                  100.00
      1994         77.43                  102.07                  101.37
      1995         89.84                  117.65                  139.23
      1996        131.32                  160.86                  171.19




      PROPOSAL 2: RATIFICATION OR REJECTION OF THE SELECTION OF AUDITORS

The Board of Directors recommends ratification of its designation of Coopers & Lybrand L.L.P. as independent public accountants to audit the financial statements of the Company for the fiscal year ending December 31, 1997. During the fiscal year ended December 31, 1996, the audit services of Coopers & Lybrand L.L.P. consisted of the rendering of an opinion on the financial statements of the Company. Coopers & Lybrand has no material direct or indirect beneficial interest in the Company or the Advisor, and does not intend to send a representative to be present at the Meeting. Unless marked to the contrary, proxies received will be voted for the ratification of the appointment of Coopers & Lybrand L.L.P. as independent public accountants to audit the financial statements of the Company for the fiscal year ending December 31, 1997.

The Board of Directors recommends a vote FOR the ratification of the appointment of Coopers & Lybrand L.L.P. as independent public accountants to audit the financial statements of the Company for the fiscal year ending December 31, 1997.

                                OTHER MATTERS

The Directors know of no other matters to be brought before the Meeting. If any other matters properly come before the Meeting, the proxy holders will vote the proxies in accordance with their best judgment. In the event that sufficient votes in favor of the proposals set forth in the Notice of Annual
Meeting of Shareholders are not received by the date of the Meeting, the proxy holders may propose one or more adjournments of the Meeting for a period or periods of not more than 45 days in the aggregate to permit further solicitation of proxies, even though a quorum is present. Any such adjournment will require the affirmative vote of a majority of the votes cast on the question in person or by proxy at the session of the meeting to be adjourned. The proxy holders will vote in favor of such adjournment those proxies which they are entitled to vote in favor of the election of the nominees as Directors. The costs of any such additional solicitation and of any adjourned session will be borne by the Company.

The Company's Annual Report for the year ended December 31, 1996, is enclosed herewith.

                              OTHER INFORMATION

The Company's Board of Directors (including all of its Independent Directors) have determined, after review, that the compensation paid to the Advisor and to Continental Property Management Co. in 1996, as well as the reimbursements made by the Company to the Advisor for certain types of compensation and payments are fair and reasonable to the Company.

Advisor

The Advisor has entered into an agreement with the Company to administer the day-to-day operations of the Company. Under the terms of the agreement, which is renewable annually, the Advisor will receive quarterly an annualized advisory fee equal to .50% of the book value of the Company's real estate assets (without deduction for depreciation). The fee is reduced to .40% for gross real estate assets exceeding $200 million. For the year ended December 31, 1996, the Company paid $551,000 in advisory fees to the Advisor including fees paid by Franklin Advantage Real Estate Income Fund prior to its merger into the Company on May 7, 1996.

Property Management Agreement

Pursuant to an agreement entered into between Continental Property Management Co. ("CPMC") and the Company, CPMC is the property manager for seven of the Company's properties. CPMC is an affiliate of the Advisor. The remaining property is managed by an unaffiliated company. During the year ended December 31, 1996, the Company paid CPMC property management and other fees totaling $721,000.


Shareholders Proposals

Any Shareholders intending to present any proposal for consideration at the Company's next Annual Meeting of Shareholders must, in addition to meeting other applicable requirements, mail such proposal to the Company so that it is received at the Company's executive offices not less than 120 days in advance of April 30, 1998.


                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        Richard S. Barone
                                        Secretary

SHAREHOLDERS ARE REQUESTED TO FILL IN, DATE AND SIGN THE PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, GIVE YOUR FULL TITLE AS SUCH. WHERE STOCK IS HELD JOINTLY, BOTH SIGNATURES ARE REQUESTED.